VB&H
Certified Public Accounts, LLC
183 Madison Avenue, Suite 204,
New York, NY 10016

Consent of Independent Certified Public Accountants


We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated September 22, 2004 in this Registration Statement (Form N-1A No. 33-48013) of Bhirud Funds Inc.



SD/- VB&H, LLC
September 22, 2004
New York, NY